Translation from Bulgarian language

"Velinov Consult Ltd
Varna city

ВЕЛИНОВ
КОНСУЛТ
ЕООД

ISO 9001:2000 Certified

REPORT

OF CALCULATING THE MARKET VALUE

SITE

SITES IN THE STRUCTURE FOR PUBLIC SERVICE – HOTEL, CASINO, SPA CENTRE, NIGHT BAR AND PANORAMIC RESTAURANT


DIMYAT

ADDRESS

№ 111, KNYAZ BORIS I BLVD, VARNA CITY

OWNER

GALA-TOUR LTD

BORROWER

GALA-TOUR LTD

Contacts:
052/601-702
0888/710 750
velinovconsult@mail.bg

CONTENTS

I. SUMMARY

1. Subject of assessment:	*Calculating the market value of the sites in the structure for public service – hotel, casino, spa centre, night bar and panoramic restaurant.*
2. Location:	*№ 111, Knyaz Boris I blvd, Varna city, RLP II 17, quarter 14, 18th micro region of Varna city*
3. Construction type:	*Solid structure*
4. Assigner:	***Gala-Tour Ltd***
5. Assignee:	***Velinov Consult Ltd, Varna city***
6. Effective date of assessment:	*11.11.2010*
7. Assessment expiry date:	*11.05.2011*
8. Fixed exchange rate of BNB for 1 EUR	*1,95583 BGN for one EUR*
9. Confidentiality:	*Copies from the report and data from it will not be disclosed to other persons except with an explicit permission from the assigner.*

II. FAIR MARKET VALUE

This is the value expressed in cash equivalent against which one property would change its owner within a reasonably long period, by direct transaction between willing and well informed buyer and seller, acting under the conditions of the competitive market as no party acts under pressure or any form of duress and parties are well familiar with all facts that have any relation to the transaction.

F A I R M A R K E T V A L U E

62 666 430 BGN

/sixty two million six hundred sixty six thousand four hundred and thirty BGN/

Market value of the property in euro:	**32 040 837 euro**

The validation of the assessment is a limited period - six months as per the date of this report if there are no sharp variations in the level of the real estate prices on the market. After this period, the result of the assessment must be reviewed and updated or confirmed if the same appears to be the same.
The statement of the independent assessor is not compulsory for the assigner (art.6 par.3 of the Independent Assessors Act, promulg. iss. 98/14.11.2008)

....
/Lyudmil Velinov/

III. SITE FOR ASSESSMENT

Main characteristics of the site

DIMYAT HOTEL
Category of the site – the hotel corresponds to 5 star category;
Capacity – 168 beds;
Total unfolded built up area of hotel part – 13 332,50 sq.m.;
Including:
- Usable terraces and roofs – 1 679,00 sq.m.;
Ideal share of the planning right – 86,6760 %
Courtyard – 3055 sq.m. that is RLP II 17, quarter 44, 18th micro region, Varna city;

SPA CENTRE
Built up area – 592,00 sq.m.;
Location in the structure – basement floor;
Ideal share of the planning right – 3,8487 %

NIGHT BAR
Built up area – 441,50 sq.m.;
Location in the structure – basement floor;
Ideal share of the planning right – 2,8702 %

CASINO
Built up area – 345,00 sq.m.;
Location in the structure – ground floor;
Ideal share of the planning right – 2,2429 %

PANORAMIC RESTAURANT
Built up area – 671,00 sq.m.;
Location in the structure – the top two withdrawn levels of the structure;
Ideal share of the planning right – 4,3622 %

Note: The office part is not a subject of the present assessment, for the same there has been drawn up a planning right over the plot.

IV. LEGAL STATUS

There have been presented documents for making the assessment as follows:

- **Notary deed № 66, volume I, reg. № 838, case № 59 dated 2005;**
- **Planning permission № 109/18.08.2006;**
- **Project documentation;**
- **Sketches of the independent sites in the structure;**
- **Area forming of the hotel part;**
- **Permission of using № CT-05-923/06.08.2009;**
- **Certificate of bringing into operation № 64/30.04.2010;**

The present construing of the legal status does not represent a comprehensive legal analysis and it is valid only for the needs of the assessment.

Copies of the documents that show the legal status of the assessed sites are enclosed to the present assessment and represent an inseparable part of it.

V. LOCATION



Родулов
Константин Фотинов
Васил Друмев
Никола Михайловски
Д-р Иван Богоров
Найден Геров
Проф. Асен Златаров
ЦДГ
42 ЦДГ
Борис I

General situation

The site is set in the perfect downtown area of Varna city – RLP II 17 – corner plot on one of the most important road arteries of the city, from downtown area to Golden Sand resort. The structure is situated along the north side of the sea garden, it borders with Knyqz Boris I blvd. The area is characterized as residential–commercial one.

Ecology

The ecologic situation is at a level that is average for the country. The main sources of pollution are exhaust gases from automobiles. Nearby there are no factories with harmful manufacturing that throw out harmful emmissions in the air and the soil.

Infrastructure

The infrastucture is completely built up. The streets are shaped and covered with asphalt. There are green areas set up and regional (street) lighting mounted.

Transport

The opportunities for stopping and parking automobiles in the city downtown area are extremely limited. The existing parkng places does not correspond to the intensity of use and the increased traffic. Nearby there are bus stations of the public transport in the city with high intensity of bus traffic.

VI. BUILDING CONSTRUCTION



The strcuture is monolith with reinforced concrete, mainly beamless construction. The outer and interior walls are made of brick masonry. From the outside thermo-insulation has been laid. The frontage is made as follows: suspended semi structural frontage for the entire hotel part of the office one – the structure –facing of artificial stone, edging with "etalbond" and structural plastering. The roof is flat with steam-, hydro and thermo insulations and usable flooring – tiles of granitegres tiles. The structure is a luxurious one – five star category; the common parts feature permanently fireproof materials.

VII. ARCHITECTURAL CHARACTERISTICS





The main approach to the structure is from southeast by a secondary automobile alley, deviation of Knyaz Boris I blvd that becomes Fotinov street. The supply of the complex is carried out by the existing ramp from the northwest side. In volumetric – constructural aspect, the complex consists of 2 structures and 5 elements in total. The building is worked out as follows: main element – hotel and offices, second element that add the administative section in the northwest part, third – communication element – stairway and lift that affords the access of outer visitors and recreation centre on the basement, fourth – conference areas and casino, fifth – open parking lot on two levels. Costructively separated, functionally the elements are two – hotel and office building. It is volumetrically – balanced towards the surrounding architectural environment. Its semicircular part where the hotel rooms are located is divided into 9 sectors. After elevation +17.20, the sections spirally

increase in height around the central circle up to elevation +42.00. Over them rises the central circular part to elevation + 50.20. The volume of the panoramic lift and the stairways overlap the round volume and balance the columns in vertical direction.

Basement



The basement is constructed in two elevations – 3.00 and – 6.00 and the same correposponds to the existing terrain. On the lower level there are set the recreation centre that boasts of swimming pool with a geyser, sauna park /adventurous showers, ice fountain, kneipp bench, Finnish sauna, steam bathroom, chill out area with warm beds, rooms for dry floatation, face cosmetics, massage, water bed, fitness gym, hairdresser's, manicure and pedicure; night bar with make up room and toilets; on level – 3.00 there is a garage for 35 vehicels and technical premises. In the indoor parking to the ramp for supplying there is a car wash and parking space for 5 vehicles.

Ground floor

The ground floor also have two levels. The appoarch towards the hotel is from the inner transport alley. The foyer faces south and features reception desk, lobby bar, administration rooms, toilets and the necessary areas for a five star hotel. From the northwest side at elevation 0.00 is the commercial entrance of the hotel. There is direct connection to the laundry room on the same level, commercial-kitchen centre and the administrative part of the complex. Commnucations are carried out through the local stairway, cargo lift and two cargo platforms. In the west area of the complex towards K.Fotinov street, a cortyard space is formed from where there is an approach to the hotel, the office building and the casino and there is also an independent supplying from the north, through the parking lot.





Mezzanine

The mezzanine which faces the ground floor represents a recreation area. There is a bar differentiated that features direct communication with the kitchen section. On this level there are set hairdresser's, beauty saloon and physician rooms; there is an acces from the outside for outer visitors.



Restaurant and conference hall

At levels 4.20 and 3.90 there is set the restaurant of the hotel. The restaurant hall has a detached snack area and through a large foyer the same is connected to a conference hall. There are two large toilets – for the restaurant and the conference hall. The kitchen is worked out under a technological design and communicates with the hall and the preparation premises on the floor below. The beverages buffet is worked out in the foyer as a luxury bar. In the west part of the building there have been implemented the administation offices of the complex.

First hotel floor

At level 7.90 there is the first floor with hotel rooms. On the floor there are set 7 double hotel rooms, 1 single hotel room and an office. In the norhtwest part of the rooms there is a technical premise with direct exit.



Second, third and fourth hotel floor

At each of elevations 11.00, 14.10, 17.20 there are set 8 double hotel rooms and 1 single hotel room.

Fifth hotel floor

On the floor at elevation 20.30 there are set 6 double hotel rooms and 2 single hotel rooms.

Sixth hotel floor

On the floor at elevation 23.40 there are set 6 double hotel rooms, 2 single hotel rooms, 4 offices.

Seventh hotel floor

On the floor at elevation 26.50 there are set 6 double hotel rooms, 1 single hotel room.

Eighth hotel floor

On the floor at elevation 29.60 there are located 5 double hotel rooms, 1 single hotel room, 3 two bedroom apartmennts and 2 three bedroom apartments.



Ninth hotel floor

On the floor at elevation 32.70 there are set 4 double hotel rooms, 1 single hotel room, 3 double bedroom apartments and 2 three bedroom apartments.

Tenth hotel floor

On the floor at elevation 35.80 there are set 2 double hotel rooms, 1 single hotel room and 1 VIP hotel apartment.

Only the round part of the structure is yet to be raised in height.

Eleventh hotel floor

On the floor at elevation 38.90 there are set 1 double hotel room, 1 single hotel room and 1 VIP hotel apartment.

Twelth and thirteenth floor – panoramic restaurant

There has been implemented kitchen that has direct commmunication with the restaurant through the lift for room service. There are serviced two halls – one for 26 vistors and one fanshaped for 12 people. The level at the thritheenth floor can be reached through the panoramic lift and the two stairways. This is the man hall of the panoramic restaurant. It is worked out in two levels for providing the panoramic view from all seats in the hall.



CASINO

The premise is located on the ground floor in element 4 of the stucture. The entrance is a separated one, through the backyard from Fotinov street.

From the entrance a vestibule is reached where ther





are set the reception desk, cloakroom, safes for storing weapons, metal detector. The cash desk faces the vestibule. From there you can enter the gambling halls. The room for video surveillance, server and "ups" device is set behind the cash desk. Next to it there is the storage in a close proximity to the bar. The toilets entrance is next to the cloakroom. The casino features two main halls – a large and a small one. In the large hall there are set 4 poker tables, 3 roulette tables and 16 gambling machines. The pit boss place is in the left corner of the hall from where all tables are monitored. The bar is set near the hall entrance with a chill out area. The window displays are covered with thick, dark curtains. There are provided artificial lighting, sound system, video surveillance, fire alarm and security system. The larger hall has an emergency exit, two folding door with panic lock. The finishing works in the premises after laying all instalaltions conform to the requirements for the fireproof properties of materials. The floors are covered with carpets that feature a certificate for non-flammability. Walls are made of plasterboard and painted with latex or covered with wallpapers, ceilings made of plasterboard and painted with latex.

VIII. RESTRICTING CONDITIONS

The assessor declares that:

1.The same has no personal interests and relation towards the assessed site that would affect the objectivity of the assessment made and that the assessment is carried out jointly and using the highest level of professional knowledge of the assessor.

2. An inspection of the assessed site has been made inside and outside personally.

3. The remuneration for preparing the present assessment does not depend on the calculated market values.

4. Information, intelligence, opinions and calculations submitted by the assessor and included in the report are obtained from sources that are deemed reliable.

5. The drawing up is a subject of commercial secret and is designated only for official use and the same represents an intellectual property under the sense of the Copyright Act and the derivative rights and is an exclusive property of the assigner. The assessment cannot be copied or used for any purposes without the written permission of the author.

All analyses, hypotheses, approaches and methods that are used upon making the assessment are governed by the requirement the same to conform to the Standard of fair market price pursuant to the Regulation of analyses of the legal standing and the privatisation assessments and for the conditions and the practice for licensing assessors. (Enactment of Council of Ministers, promul. iss. 57 dated 11.06.2002).

IX. INFORMATION SOURCES

Upon preparing the expert assessment, the assessor is using the following information sources:

- parts of Act of Transformation and Privatisation of Municipal and State Sites, NBCNI and other parts from the acts in the Republic of Bulgaria;
- statistical information about the construction materials and types of works – "*Reference book for prices in construction*", "*Construction review*";
- information about the real estate prices in the specialized press;
- information about the real estate prices in internet;

An inspection on the spot has been carried out for making the technical and expert opinion of the team of assessors regarding the economic and practical condition of the assessed property.

X. USED METHODS

UPON CALCULATING THE LAND VALUE

Method of comparative value

The comparative method upon preparing the assessment of the real estate is analysis of the value of the assessed property grounded on comparison with the realized prices upon recent sales of properties with similar characteristics. Upon applying the method of comparative value we proceed from the purchase prices of such properties that in terms of affecting their value characteristics conform to the greatest extend to the property due to be assessed.

Upon calculating the land we can proceed in the same way from the prices of comparable properties and from informative land values. These values are deemed inappropriate when differentiated pursuant to the conditions and also consider the degree of development of the property and the same are calculated according to the type of construction use.

Under this method there are compared the qualities of the sold units with the assessed property and conclusions of its values are made.

UPON CALCULATING THE STRUCTURES VALUE

Method of real value

The method of real value upon drawing up the assessment of a real estate represents analysis of the value of the assessed property, grounded on possible expenses for its building (replacement) to the moment of the assessment, increased with the land value or the planning right and the performed improvements and reduced with the accrued amortization. Upon calculating the value of the sites there are calculated the usual production expenses of volume or area unit.

Upon calculating the value of the site there are calculated the usual production expenses of volume or area unit. The calculated values per square or cubic meter are multiplied with the relevant quantities of the assessed site as quantities of production value for construction of one square meter where as a basis are taken the active market prices of construction materials, services, facilities and transport.

To the calculated construction expenses there are due to be also added other construction expenses as follows:

- price of drawing up the architectural and constructive plan;
- expenses for construction supervision;
- expenses for investor's control;
- other expenses as: expenses made by the entrepreneur for administrative services upon preparing and realizing the construction project; expenses for services on behalf of the authorities; expenses for providing financial means; insurance for construction, testing the construction materials;

Amortization is calculated as ratio between the real reaming suitability and the regulative operation suitability of the structure, under the formula:

$$A_{мор} = (A/T + A^2/T^2) \times 1/2$$

where:

- **A** – time for using in years;
- **T** – regulation time of suitability in years;

In the real value there are included the construction damages and defects as percentage of the production value. The necessary repair works represent a total value of the deficiencies of the site that are obtained from comparable real estates with no deficiencies and damages.

Method of income activity

The income method upon making the assessment is analysis of the value of the assessed property, based on its ability to generate incomes by capitalizing the net income for a certain period. Upon calculating the income value of the assessed site we proceed from the permanently realized net annual income of the real estate, as the income value is calculated on the grounds of real or possible constantly reachable rent, calculated on the grounds of average offered rent in the region, upon considering the condition of the constructions and the remaining time of use.

Permanent annual income – includes all prospective permanently realized incomes, obtained upon legal management of the assessed site.

The expenses represent a sum of:

- expenses for maintenance – expenses for site maintenance on purpose;
- risk of rent dropping off – risk related to reducing the incomes in dropping off the rent for a certain period of time, etc;
- administrative expenses – expenses for personnel, necessary for managing the property;
- production expenses – expenses arisen due to using the property, etc;

The net income is reduced with the sum, obtained upon accumulating an interest to land or planning right value. The interest accumulation is grounded on interest rate that is determinative for capitalizing.

As remaining operation suitability is accepted the number of years during which it is assumed that the buildings and the construction facilities can be used profitably and in conformity with the regulation time of suitability of the different types of buildings. *(State gazette, iss. 36 dated 10.05.1988 and iss. 37 dated 13.05.1988)* The percentages used upon the capitalization of the land or the planning permission and upon the capitalization of the net income, received from letting out the site in conformity with the possible returning and the market conditions in Bulgaria. The same are obtained on the grounds of real estate market surveys as well as real returning of investment.

UPON CALCULATING THE MARKET VALUE OF THE PROPERTY

Weight method

Upon using more than one method in calculating the market value of a site in order to obtain fair market value there are calculated the relative weights of the different used sites under the following scheme.

UPON CALCULATING THE LIQUIDATION VALUE

Method of liquidation value

The liquidation value gives and idea of the property under the following conditions:

- timely riddance of the asset (real estate) – mandatory sale and limited time for complete market survey;
- period of time necessary for finding a buyer for the sale of the entire declared property without making changes in its type (reconstructions, etc);
- the sale is carried out under the conditions of free negotiation upon releasing from mortgages and other distraints in advance;

Upon calculating the liquidation value, the team of assessors made the following corrections for:

- the general condition of the assessed site;
- site location;

XI. CONCLUSION

The market value of the assessed site is obtained upon conforming to the location of the real estate market.

The present assessment is a property of the assigner and submitting the same to third persons without the consent of the assigner is not permitted. The assessment consists of 15 pages and has been made in two identical copies, one copy for the assigner and one for the assignee.